Exhibit 10.2

SECURED PROMISSORY NOTE

REZOLVE AI PLC

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE OBLIGATIONS EVIDENCED BY THIS PROMISSORY NOTE ARE SUBORDINATED IN RIGHT OF PAYMENT TO THE ISSUER’S OBLIGATIONS UNDER THE SENIOR CREDIT FACILITIES AGENTED BY MONROE CAPITAL MANAGEMENT ADVISORS, LLC PURSUANT TO, AND THE LIENS AND SECURITY INTERESTS SECURING SUCH OBLIGATIONS, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO, THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF DECEMBER 1, 2025 (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG (INTER ALIOS) MONROE CAPITAL MANAGEMENT ADVISORS, LLC, AS COLLATERAL AGENT FOR CERTAIN SENIOR LENDERS, AND CROWNPEAK TECHNOLOGY HOLDINGS, INC., AS HOLDER OF NOTES. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS PROMISSORY NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

THIS NOTE SHALL NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED EXCEPT AS PERMITTED HEREIN. THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE CODE. HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO BORRROWER AT THE FOLLOWING ADDRESS: 21 SACKVILLE STREET, LONDON, ENGLAND, W1S 3DN.

$50,000,000.00 December 1, 2025

FOR VALUE RECEIVED, REZOLVE AI PLC, a public limited company incorporated and registered in England with company number 14573691, whose registered office is at 21 Sackville Street, London, England, W1S 3DN (“Issuer”), hereby promises to pay to CROWNPEAK TECHNOLOGY HOLDINGS, INC., a Delaware corporation, and its successors and permitted assigns (“Holder”), on or before 5:00 p.m. (New York City time) on the Maturity Date (as defined in this Note) with respect to each Tranche (as defined in this Note), the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) or such lesser or greater principal amount thereof as may remain outstanding in lawful money of the United States of America in immediately available funds, and to pay interest from the date of issuance of this Note on the principal amount hereof from time to time outstanding, in like funds, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of this Note. Capitalized terms used herein without definition shall have the meanings ascribed thereto in Exhibit A attached hereto.

WHEREAS, in connection with the transactions contemplated by that certain Sale and Purchase Agreement (the “Purchase Agreement”), dated December 1, 2025, by and among, inter alios, Issuer and Holder, Issuer has issued to Holder this Secured Promissory Note in the aggregate initial principal amount of $50,000,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”).

SECTION 1. MATURITY DATE

The unpaid principal amount of each Tranche of indebtedness issued under this Note plus all accrued and unpaid interest thereon and all other amounts owed (including all PIK Interest) hereunder with respect thereto will be paid in full in cash on the Maturity Date applicable to each Tranche.

SECTION 2. TERMS OF THE NOTE

2.1 Tranches.

2.1.1 The indebtedness represented by this Note shall be issued in two tranches. Subject to the Tranche A Adjustments, as described below, the first such tranche (“Tranche A”) shall be issued in an initial aggregate principal amount equal to $20,000,000.00. The second such tranche (“Tranche B” and together with Tranche A, the “Tranches” and each a “Tranche”) shall be issued in an aggregate principal amount equal to $30,000,000.00. Except as otherwise set forth herein, both Tranches shall have the same terms as provided in this Note, including with respect to rights of repayment, prepayment, guarantees and security. The maximum principal amount of Tranche A shall be $23,500,000.00 and the maximum principal amount of Tranche B shall be $30,000,000.00.

2.1.2 The aggregate principal amount outstanding under Tranche A shall, if and to the extent applicable, be increased or decreased after the date of issuance of such Tranche A, in the form of (x) the issuance of an additional note (or notes) on the same terms hereof, in the case of an increase and (y) set-off of the existing principal amount outstanding under Tranche A, in the case of a decrease, in each case in accordance with and subject to the terms of clause 4.15, 6.10 or 6.11 (as applicable) of the Purchase Agreement (such adjustments, the “Tranche A Adjustments”). If Tranche A is increased pursuant to the issuance of an additional note (or notes) in accordance with this Section 2.1.2, Holder shall be entitled to interest at the same rate and on the same terms as set forth in Section 2.2 below on such additional note (or notes) from the date of issue of such additional note (or notes). Any additional note (or notes) issued pursuant to this Section 2.1.2 shall have the same terms as and be considered to be a part of Tranche A for all purposes under this Note. If Tranche A is decreased via set-off in accordance with this Section 2.1.2, the aggregate initial principal amount outstanding under Tranche A will continue to accrue interest pursuant to and on the terms set forth Section 2.2 below through to (but excluding) the date of such set-off and, following such set-off, the adjusted aggregate principal amount outstanding under Tranche A will continue to accrue interest pursuant to and on the terms set forth in Section 2.2 below. Any interest or other amounts that have accrued or are due and payable with respect to Tranche A as of the date of such set-off shall not be applied towards the decrease of Tranche A via set-off.

2.2 Interest.

2.2.1 Subject to Section 2.1.2 above, with respect to Tranche A and Tranche B, until the outstanding principal amount of Tranche A and Tranche B, respectively, together with all accrued and unpaid interest thereon, shall be paid in full in the manner specified in this Note, the aggregate outstanding principal amount of Tranche A and Tranche B will bear interest at a rate equal to 10.00% per annum. Interest with respect to Tranche A and Tranche B shall be payable in kind (i.e. capitalized and added to the principal amount of the Note) (all such interest as described in this sentence being referred to herein as “PIK Interest”) or, subject to the following sentence, at the election of the Issuer with prior written notice to the Holder, in cash, in either case in arrears, on the last day of each calendar quarter (each, an “Interest Payment Date”). If the Issuer has not made an election to pay interest in cash and has not given the Holder prior written notice of such election three (3) Business Days prior to the Interest Payment Date, the Issuer will be deemed to have made an election to pay, and will continue to pay, PIK Interest on such Interest Payment Date. Subject to Section 6, if any Event of Default has occurred and is continuing pursuant to Section 5, the Issuer shall be required to pay all interest with respect to Tranche A and Tranche B in cash, in arrears, on each Interest Payment Date, until the first Interest Payment Date for any quarter in which such Event of Default is no longer continuing.

2.2.2 Notwithstanding the foregoing, but subject to Section 6, any accrued interest which for any reason has not theretofore been paid shall be paid in full in cash on the date on which the final principal payment on this Note is required to be made (whether by acceleration or on the applicable Maturity Date), as applicable.

2.2.3 Interest on this Note shall accrue daily and be computed on the basis of a 360‑day year. In computing such interest, the date this Note is issued shall be included and the date of payment shall be excluded.

2.2.4 In the case of PIK Interest, on each date that interest is payable hereunder, the principal amount of this Note will increase in an amount equal to the PIK Interest accrued during the applicable interest period. This Note will bear interest, on the principal amount thereof as so increased, from and after the applicable date on which a payment of PIK Interest is made.

2.2.5 Notwithstanding the foregoing, if any principal of or interest on any indebtedness outstanding under this Note, under either Tranche, or any fee payable by the Issuer hereunder is not paid when due (after the expiration of any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such indebtedness as provided in the preceding paragraphs of this Section 2.2.

2.3 Optional Prepayment of this Note. This Note may be prepaid, at Issuer’s option, at any time prior to the Maturity Date, in whole at any time or in part at any time and from time to time, without premium or penalty; provided that each such prepayment shall be accompanied by payment in cash of all accrued and unpaid interest on the principal amount so prepaid through but excluding the date of such prepayment (including, for the avoidance of doubt, any accrued but uncapitalized PIK Interest attributable to the prepaid principal). Any portion of this Note which is prepaid may not be reborrowed.

2.4 Manner and Time of Payment.

2.4.1 Subject to the provisions of Section 2.2, all payments by Issuer under this Note of principal, interest and all other amounts hereunder shall be made in same day funds in lawful money of the United States of America and delivered to Holder not later than 5:00 p.m. (New York City time) on the date such payment is due, with such payment to be made by wire transfer of immediately available funds to the account designated by Holder to Issuer in writing; provided that funds received by Holder after 5:00 p.m. (New York City time) shall be deemed to have been paid by Issuer on the next succeeding Business Day.

2.4.2 Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder.

2.5 Usury. Under no circumstances will the rate of interest chargeable under this Note be in excess of the maximum amount permitted by applicable New York law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

2.6 Taxes. Any and all payments by or on account of any obligation of Issuer under the Note shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any tax from any such payment, Issuer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law. The sum payable by Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6) Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder represents and warrants, by accepting payment for this Note and by accepting delivery of this Note, that:

3.1 Restrictions on Transfer. Holder has been advised that this Note has not been registered under the Act or any state securities laws and, therefore, cannot be resold or otherwise transferred unless it is registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder is aware that Issuer is under no obligation to effect any such registration with respect to this Note or to file for or comply with any exemption from registration. Holder is receiving this Note for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Act.

3.2 Accredited Investor, etc. Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of Holder’s investment in this Note, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Holder is an “accredited investor” as that term is defined in Regulation D under the Act. In making its decision to invest in this Note, Holder has made its own independent credit analysis, and is not relying on the fact that any other person or entity is a lender to Issuer.

SECTION 4. COVENANTS

4.1 The Issuer shall and shall cause each Loan Party and Holdings to, within 45 days after the date hereof (or such later date as the Holder may agree in its discretion), execute and deliver to the Holder the Loan Documents (including the Security Documents and the Guaranty Agreement) (and take all actions required to be taken by such Loan Documents at the time of execution and delivery thereof) as are consistent with those in favor of the Agent or the other Secured Parties (each as defined in the Credit Agreement) under the Credit Agreement.

4.2 The Issuer shall and shall cause Holdings and each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Holder may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the liens created or intended to be created by the Security Documents or the validity or priority of any such lien, all at the expense of the Loan Parties (and in each case, to the extent required under this Note and the applicable Security Documents). To the extent any Subsidiary of the Issuer becomes a Guarantor subsequent to the date of this Note, upon the request of the Holder, the Issuer shall cause such Subsidiary to execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Holder may reasonably request, to cause such Subsidiary to become a Loan Party for purposes of the Loan Documents and provide that collateral and security and other reassurances to the Holder provided to the Agent or other Secured Parties (each as defined in the Credit Agreement) pursuant to the Credit Agreement. To the extent any Subsidiary of the Issuer or any other Person becomes a Loan Party (as defined in the Credit Agreement) or an obligor under any Credit Agreement Refinancing Indebtedness or any other secured indebtedness incurred pursuant to Section 4.3 below subsequent to the date of this Note, the Issuer shall cause such Subsidiary or other Person to become a Loan Party under and with respect to this Note to the same extent as under the Credit Agreement, the Credit Agreement Refinancing Indebtedness or such other secured indebtedness incurred pursuant to Section 4.3 below, as applicable, and to promptly execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Holder may reasonably request, to cause such Subsidiary or other Person to become a Loan Party for purposes of the Loan Documents and provide that collateral and security and other reassurances to the Holder as provided to (x) the Agent or other Secured Parties (each as defined in the Credit Agreement) pursuant to the Credit Agreement or (y) the agent, lenders and other secured parties pursuant to the Credit Agreement Refinancing Indebtedness or any other secured indebtedness incurred pursuant to Section 4.3 below.

4.3 The Issuer shall not permit Holdings and its Subsidiaries to create, incur, assume or otherwise become or remain liable with respect to any indebtedness except for (a) solely with respect to Holdings and its Subsidiaries, any indebtedness that (x) ranks junior in right of payment with the Obligations evidenced by this Note and (y) is secured on a junior basis with respect to the Collateral securing the Obligations evidenced by this Note or is unsecured and (b) the Credit Agreement Obligations and any indebtedness that is incurred to refinance the Credit Agreement Obligations (such indebtedness, the “Credit Agreement Refinancing Indebtedness”); provided, that the aggregate principal amount of indebtedness incurred pursuant to this clause (b) shall not exceed $103,000,000; provided, further, that any indebtedness incurred pursuant to this Section 4.3 shall be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Holder.

4.4 Notwithstanding anything herein to the contrary, the provisions of Section 5 (Affirmative Covenants), Section 6 (Negative Covenants) and Section 7 (Financial Covenants) of the Credit Agreement (as in effect on the date hereof) shall be deemed incorporated herein by reference and shall be complied with by the Issuer as if set forth fully herein mutatis mutandis.

SECTION 5. EVENTS OF DEFAULT

It shall be an “Event of Default” hereunder if one or more of the following events shall occur and be continuing:

5.1 Issuer shall fail to (i) pay any principal of this Note after the same becomes due and payable, whether upon maturity, acceleration or otherwise or (ii) pay any interest on this Note after the same becomes due and payable or any other amount due hereunder (including expenses owed pursuant to Section 7.13), in each case under this clause (ii), within five (5) business days after receipt of written demand therefor; provided that any interest which is PIK Interest paid in accordance with Section 2.2 shall not be deemed to be an Event of Default under this Note due to the fact that such interest is not paid in cash;

5.2 Issuer shall fail to perform or observe any other of its obligations, covenants or agreement contained in this Note and such failure shall continue unremedied for a period of thirty (30) days;

5.3 (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Issuer in an involuntary case under any applicable bankruptcy, insolvency, protection from creditors, or other similar law now or hereafter in effect, which decree or order is not dismissed, stayed or discharged; or any other similar relief shall be granted and remain unstayed or undismissed under any applicable law; or (b) an involuntary case is commenced against Issuer under any applicable bankruptcy, insolvency, protection from creditors or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Issuer or over all or a substantial part of any of its properties, shall have been entered, or an interim receiver, trustee or other custodian of Issuer for all or a substantial part of its properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of Issuer; and any such events in the immediately preceding sub-clauses (a) and (b) shall not be dismissed, bonded, stayed, vacated or discharged within 60 days;

5.4 Issuer shall have an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency, protection from creditors or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Issuer of any assignment for the benefit of creditors;

5.5 At any time after the execution and delivery thereof (subject to, in the case of a Foreign Loan Party and any Security Document that is governed by Foreign Law, the Legal Reservations), (i) any material Guaranty Agreement for any reason, other than the occurrence of the termination of this Note, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof), (ii) any material Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the occurrence of the termination of this Note or any other termination of such Security Document in accordance with the terms thereof) or shall be declared null and void, (iii) the Holder shall not have or shall cease to have a valid and perfected lien in any Collateral purported to be covered by the Security Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Security Document (except to the extent (x) any such loss of perfection or priority results from the failure of the Holder to take any action within its control, (y) such loss is covered by a holder’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority) or (iv) the Issuer, Holdings or any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability (other than by reason of the occurrence of the termination of this Note), including with respect to future advances by the Holder, under any Loan Document to which it is a party;

5.6 (i) Failure of the Issuer, its direct or indirect parent entities or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of indebtedness outstanding under the Credit Agreement or any Credit Agreement Refinancing Indebtedness, in each case beyond the grace period, if any, provided therefor or (ii) breach or default by the Issuer, its direct or indirect parent entities or any of its Subsidiaries with respect to any other term of the Credit Agreement or any other agreement relating to the Credit Agreement (or any term of the agreements relating to the Credit Agreement

Refinancing Indebtedness), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or the permit the holder or holders of indebtedness under the Credit Agreement or the Credit Agreement Refinancing Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness under the Credit Agreement or Credit Agreement Refinancing Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that, any such breach or default by the Issuer, its direct or indirect parent entities or any of its Subsidiaries shall not constitute an Event of Default under this clause unless the agent and/or lenders under the Credit Agreement (or the Credit Agreement Refinancing Indebtedness) have demanded repayment of, or otherwise accelerated, the obligations under the Credit Agreement (or the Credit Agreement Refinancing Indebtedness) (and such amount remains unpaid); or

5.7 If there is a default in one or more agreements to which the Issuer, its direct or indirect parent entities or any of its Subsidiaries is a party with one or more third Persons relative to the Issuer’s, its direct or indirect parent entities’ or any of its Subsidiaries’ indebtedness involving an aggregate amount of $3,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of the Issuer’s, its direct or indirect parent entities’ or any of its Subsidiaries’ obligations thereunder.

THEN, upon (i) the occurrence of any Event of Default described in the foregoing Section 5.3 or 5.4 (subject to Section 6 below), the unpaid principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer and (ii) the occurrence and continuation of any other Event of Default, Holder may, upon written notice to Issuer, declare this Note to be due and payable, whereupon the unpaid principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer. If any Event of Default exists, the holder of this Note shall also have any other rights which such holder may have pursuant to applicable law.

Issuer shall promptly pay, after receipt of written demand and accompanying documentation in reasonable detail, for Holder’s collection fees, costs and expenses including, subject to any limits under applicable law, Holder’s reasonable and documented out-of-pocket attorneys’ fees and legal expenses whether or not there is any action or proceeding relating to this Note and Holder’s reasonable and documented out-of-pocket attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any post-judgment enforcement and collection services.

SECTION 6. CREDIT AGREEMENT OBLIGATIONS

By accepting this Note and any payments hereunder, Holder agrees that all indebtedness and obligations now owed or that hereafter may be owed by Issuer to Holder pursuant to this Note shall be subordinated to the Credit Agreement Obligations. Notwithstanding anything to the contrary contained herein, if payments (scheduled or otherwise) of accrued interest under this Note (i) are prohibited by the terms of the Credit Agreement or the Intercreditor Agreement or (ii) would cause a default under the Credit Agreement, the Issuer shall make such payment promptly after (x) the Issuer is permitted to do so under each such agreement and (y) such payment would not cause such a default. For the avoidance of doubt, such non-payment shall not be considered an Event of Default.

SECTION 7. MISCELLANEOUS

7.1 Amendments and Waivers. No amendment, modification, termination, waiver or consent to departure of any provision of this Note shall in any event be effective without the prior written consent of Holder and Issuer. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Issuer in any case shall entitle Issuer to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 7.1 shall be binding upon all present and future permitted holders of this Note.

7.2 Transfers; Register. This Note may not be assigned or transferred by Holder to any person or entity without the prior written consent of Issuer, and any assignment or transfer in violation of this Section 7.2 shall be void; provided that any permitted transferee shall execute and deliver to Issuer a joinder agreement which shall include the representations and warranties set forth in Section 3 hereof. Issuer shall at all times keep at its address set forth in Section 7.9 a register showing (i) the name and address of each holder for the time being of the Note; (ii) the amount (including principal and stated interest) of the Note held by such holder(s); and (iii) the date on which the name of each registered holder was entered in respect of the Note (the “Register”). Any change of name or address on the part of a holder shall forthwith be notified by such holder to Issuer and the Register shall be altered accordingly. No assignment, transfer or other disposition of this Note (or any portion hereof) shall be effective except as set forth in the Register. Except as required by law, Issuer will recognize the registered holder as the owner of the Note, of the principal thereon, the interest from time to time accruing thereon and any other moneys payable in respect thereof. The Register shall be available for inspection by any holder (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior notice at the office of Issuer where the Register is maintained. The Note is intended to be in “registered form” under Sections 163(f), 165(j), 871(h)(2), and 881(c)(2) and 4701 of the U.S. Internal Revenue Code of 1986, as amended, and Section 5f.103-1(c) of the U.S. Treasury Regulations, and the parties hereto shall report consistently therewith for all tax purposes.

7.3 Headings. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

7.4 Applicable Law. This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws.

7.5 Successors and Assigns; Subsequent Holders. This Note shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.6 Consent to Jurisdiction. Any action or proceeding relating to this Note shall be brought in any state or Federal court located within the County of New York in the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Note, each of the parties to this Note consents to the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Note. Each of the parties to this Note agrees that service of any process, summons, notice or document by U.S. mail to such party’s address for notice hereunder shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 7.6.

7.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

7.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than Issuer and Holder and their respective permitted successors and assigns, any rights or remedies under or by reason of this Note.

7.9 Waiver of Notice, Etc. Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by this Note. The non-exercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered, if delivered personally, (ii) when sent, if sent by email, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier, when received; and shall be addressed as follows:

If to Holder:	CrownPeak Technology Holdings, Inc. c/o K1 Investment Management, LLC 875 Manhattan Beach Blvd. Manhattan Beach, CA 90266 Attention: [***] Email: [***]
If to Issuer:

Rezolve Ai PLC

21 Sackville Street

London, United Kingdom, W1S 3DN
Attention: [***]
Email: [***]

And

499 Park Ave, Suite 1003

New York, NY 10022

Attention: [***]

Email: [***]

with copies to (which shall not constitute notice):

DLA Piper LLP (US)

1201 West Peachtree Street

Suite 2800

Atlanta, GA 30309

Attention: [***]

Email: [***]

7.10 Entirety. THIS NOTE EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.

7.11 Counterparts. This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this

Note by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Note.

7.12 Tax Treatment. Holder and Issuer intend to treat this Note as debt for U.S. federal, state and other income tax purposes, and the parties agree to not take any position inconsistent with such treatment.

7.13 Expenses; Indemnity. The Issuer shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Holder and its affiliates (including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) in connection with the administration of the Loan Documents and related documentation, including in connection with any preparation, execution and delivery of amendments, modifications or waivers of the provisions of any Loan Documents and (ii) all reasonable and documented out-of-pocket expenses incurred by the Holder and its affiliates (including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents. The Issuer shall indemnify the Holder and its affiliates (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented out-of-pocket attorneys’ fees and legal expenses), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of any other transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Issuer, any other Loan Party or any of their respective affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate of such Indemnitee or, to the extent such judgment finds such losses, claims, damages, liabilities or related expenses to have resulted from such Indemnitee’s material breach of the Loan Documents. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Issuer pursuant to this section to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.

7.14 Interpretation. With respect to all definitions, covenants and other provisions hereof that are incorporated by reference to the Credit Agreement, such definitions, covenants and other provisions shall be incorporated from the Credit Agreement as in effect on the date hereof and without giving effect to any amendment, restatement, supplement or other modification or waiver thereof. For the avoidance of doubt, all definitions, covenants and other provisions incorporated by reference to the Credit Agreement (as in effect on the date hereof and without giving effect to any amendment, restatement, supplement or other modification or waiver thereof) shall survive termination of the Credit Agreement.

7.15 Constitution and Status. By its execution hereof, the Issuer explicitly authorises the creation and issuance of the Notes, acknowledges that the Notes are to be issued in registered form and that the Notes will be represented by a certificate (with such certificate to be in such form as constituted by the Issuer from time to time). The Issuer confirms and by accepting this Note each holder expressly acknowledges and agrees that the Notes constitute the direct obligations of the Issuer and will rank pari passu, without any discrimination or preference between them.

7.16 Listing. By accepting this Note, each holder expressly acknowledges and agrees that the Issuer intends to list the Notes on The International Stock Exchange (Jersey) (the “Exchange”) and that the holder may unilaterally make amendments to the Note (notwithstanding any provision herein to the contrary) solely to the extent required by the Exchange in order to facilitate such listing, including establishing an independent deed of undertaking (or equivalent) in respect of the provisions of Section 2.1.2 to the extent reasonably required as a result of such provision.

[Signature lines are set forth on the following page]

IN WITNESS WHEREOF, Issuer has executed and delivered this Note as of the date first above written.

REZOLVE AI PLC,
as Issuer

By: /s/ Arthur Yao

Name: Arthur Yao

Title: Chief Operating & Finance Officer

[Signature Page to Seller Note]

Acknowledged and Agreed:

CROWNPEAK TECHNOLOGY HOLDINGS, INC.

as Holder

By: Sujit Banerjee

Name: Sujit Banerjee

Title: Vice President

[Signature Page to Seller Note]

EXHIBIT A

DEFINITIONS

“Act” has the meaning set forth in the preamble to this Note.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means any and all property of a Loan Party subject to a lien under the Security Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a lien pursuant to the Security Documents to secure the Obligations.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 1, 2025, by and among, inter alios, CrownPeak Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), Crownpeak Technology, Inc., a Delaware corporation (“Crownpeak Borrower”), Evidon, Inc., a Delaware corporation (“Evidon Borrower”), the lenders party thereto from time to time and Monroe Capital Management Advisors, LLC, as administrative agent and collateral agent for such lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Credit Agreement Obligations” means all Obligations (as defined in the Credit Agreement).

“Credit Agreement Refinancing Indebtedness” has the meaning set forth in Section 4.3 of this Note.

“Crownpeak Borrower” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Domestic Loan Party” means any Loan Party that is organized in the United States, any State thereof or the District of Columbia.

“Event of Default” has the meaning set forth in Section 5 of this Note.

“Evidon Borrower” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Foreign Law” means the law of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Loan Party” means any Loan Party which is not a Domestic Loan Party.

“German Loan Party” means any Loan Party incorporate or otherwise organized under the laws of Germany.

“German Security Document” means any other agreement, instrument or document entered into by a German Loan Party governed by German law that creates or purports to create a Lien in favor of the Holder, in each case including any supplement or joinder thereto.

“Guarantors” means (a) each Person that guarantees all or a portion of the Obligations under this Note and any Person that is a “Guarantor” under the Guaranty and Security Agreement and (b) each other Person that becomes a guarantor after the date hereof.

“Guaranty Agreement” means (a) the Guaranty and Security Agreement and (b) any other guaranty agreement delivered to the Holder from time to time.

“Guaranty and Security Agreement” means the New York law governed guaranty and security agreement, to be dated on or after the date hereof, in form and substance reasonably satisfactory to Holder, executed and delivered by each of the Domestic Loan Parties to Holder.

“Holder” has the meaning set forth in the preamble to this Note and any permitted transferees or assignees of the Note.

“Holdings” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Indemnitee” has the meaning set forth in Section 7.13 of this Note.

“Intercreditor Agreement” means the intercreditor agreement in the agreed form to be entered into between, inter alia, the Issuer, the Holder and Monroe Capital Management Advisors, LLC.

“Interest Payment Date” has the meaning set forth in Section 2.2.1 of this Note.

“Issuer” has the meaning set forth in the preamble to this Note.

“Legal Reservations” has the meaning assigned to such term in the Credit Agreement.

“Lien” means any mortgage, hypothec, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” mean this Note, any control agreements, any intellectual property security agreements, the Guaranty and Security Agreement, the Parent Equity Pledge Agreement, any intercompany subordination agreements, any mortgages, the Intercreditor Agreement and any other document or instrument designated by the Issuer and the Holder as a “Loan Document”. Any reference in this Note or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto.

“Loan Parties” means the Crownpeak Borrower, the Evidon Borrower and the Guarantors.

“Maturity Date” means (i) with respect to Tranche A, April 1, 2027 and (ii) with respect to Tranche B, December 31, 2027.

“Note” has the meanings set forth in the recitals to this Note.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the indebtedness evidenced by this Note, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Holder or any indemnified party arising under the Loan Documents in respect of any indebtedness evidenced by this Note, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Parent Equity Pledge Agreement” means an equity pledge agreement, dated on or after the date hereof, in form and substance reasonably satisfactory to Holder, executed and delivered by Issuer and Holdings to Holder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency or political subdivision thereof).

“PIK Interest” has the meaning set forth in Section 2.2.1 of this Note.

“Purchase Agreement” has the meanings set forth in the recitals to this Note.

“Security Documents” means, collectively, each U.S. Security Agreement, the intellectual property security agreements, each UK Security Document, each German Security Document and any other agreement, instrument or document that creates or purports to create a Lien in favor of the Holder.

“Subsidiary” when used with respect to any Person, means any other Person of which (a) in the case of a corporation, at least (i) a majority of the equity or (ii) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of such first Person’s Subsidiaries, or by such first Person and one or more of such first Person’s Subsidiaries or (b) in the case of any Person other than a corporation, such first Person, and one or more of such first Person’s Subsidiaries, or such first Person and one or more of such first Person’s Subsidiaries (i) owns a majority of the equity interests thereof or (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof.

“Tranche A” has the meaning set forth in Section 2.1.1 of this Note.

“Tranche A Adjustment” has the meaning set forth in Section 2.1.2 of this Note.

“Tranche B” has the meaning set forth in Section 2.1.1 of this Note.

“Tranches” or “Tranche” has the meaning set forth in Section 2.1.1 of this Note.

“U.S. Security Agreement” means, collectively, the Guaranty and Security Agreement, the Parent Equity Pledge Agreement, and any other agreement, instrument or document entered into by a Domestic Loan Party that is governed by the laws of the United States, any State thereof or the District of Columbia that creates or purports to create a Lien in favor of Holder.

“UK Security Document” means any other agreement, instrument or document governed by English law that creates or purports to create a Lien in favor of the Holder.